CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Aquila Municipal Trust, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR/A of Aquila Municpal Trust for the period ended March 31, 2021, (the "Form N-CSR/A") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of Aquila Municipal Trust.

Dated: June 15, 2021	/s/ Diana P. Herrmann
President and Trustee Aquila Municipal Trust

Dated: June 15, 2021	/s/ Joseph P. DiMaggio
Chief Financial Officer and Treasurer Aquila Municipal Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aquila Municipal Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.